Exhibit 1.1

4,400,000 Shares

ORAGENICS, INC.

Common Stock

UNDERWRITING AGREEMENT

November 15, 2013

Griffin Securities, Inc.

17 State Street

New York, NY 10004

Ladies and Gentlemen:

Oragenics Inc., a Florida corporation (the “Company”), proposes, subject to the terms and conditions of this Underwriting Agreement (this “Agreement”), to sell to Griffin Securities, Inc. (the “Underwriter”), on a firm commitment basis 4,400,000 shares (the “Securities” or the “Shares”) of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”). This Agreement is to confirm the agreement concerning the purchase of the Shares from the Company by the Underwriter.

1. Purchase of Shares by the Underwriter.

(a) On the basis of the representations, warranties and agreements of the Company herein contained and subject to all of the terms and conditions of this Agreement, the Company agrees to issue and sell to the Underwriter and the Underwriter agrees to purchase all of the Shares from the Company pursuant to this Agreement (the “Offering”).

(b) The purchase price for each of the Shares shall be $2.30625 per share (the “Per Share Price”).

(c) The Shares will be issued pursuant to the Articles of Incorporation relating to the Common Stock, as filed with the Secretary of State of the State of Florida on November 6, 1996.

(d) The Company is not obligated to deliver any of the Shares, except upon payment for all such Shares to be purchased on such Delivery Date as provided herein.

2. Representations and Warranties of the Company. Except as set forth in the SEC Documents, the Company hereby makes the following representations and warranties to the Underwriter:

(a) Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted and as described in the reports filed by the Company with the Commission pursuant to the reporting requirements of the Exchange Act, since the end of its most recently completed fiscal year through the date hereof, including, without limitation, its most recent report on Form 10-Q. The Company does not have any material subsidiaries. The Company is qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect. For the purposes of this Agreement, “Material Adverse Effect” means any effect on the business, operations, properties or financial condition of the Company that is material and adverse to the Company, taken as a whole, and any condition, circumstance or situation that would prohibit the Company from entering into and performing any of its obligations hereunder.

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform the Transaction Documents and to issue the Shares in accordance with the terms hereof. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company, its board of directors or stockholders is required. When executed and delivered by the Company, the Transaction Documents shall constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c) Issuance of Shares. The Shares to be issued and sold hereunder have been duly authorized by all necessary corporate action and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable. In addition, such Shares will be free and clear of all liens, claims, charges, security interests or agreements, pledges, assignments, covenants, restrictions or other encumbrances created by, or imposed by, the Company (collectively, “Encumbrances”) and rights of refusal of any kind imposed by the Company (other than restrictions on transfer under applicable securities laws) and the holder of such shares shall be entitled to all rights accorded to a holder of Common Stock. As of the date hereof, 30,506,685 shares of the Company’s Common Stock are issued and outstanding and no shares of preferred stock are outstanding. The Company has options outstanding to acquire 607,840 shares of Common Stock and warrants outstanding to acquire 2,747,094 shares of Common Stock.

(d) No Conflicts; Governmental Approvals. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (i) violate any provision of the Company’s Articles of Incorporation or Bylaws, each as amended to date, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or by which the Company’s properties or assets are bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected, except for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The Company is not required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the shares in accordance with the terms hereof (other than any filings, consents and approvals which may be required to be made by the Company under applicable state and federal securities laws, rules or regulations prior to or subsequent to the Delivery Date).

(e) SEC Documents, Financial Statements. The Common Stock of the Company is registered pursuant to Section 12(b) of the Exchange Act. During the year preceding this Agreement, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein being collectively referred to as the “SEC Documents”). At the times of their respective filing, all such reports, schedules, forms, statements and other documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder. At the times of their respective filings, such reports, schedules, forms, statements and other documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(f) Accountants. Mayer Hoffman McCann P.C. whose report on the financial statements of the Company is filed with the Commission in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, were, at the time such report was issued, independent registered public accountants as required by the Securities Act.

(g) Internal Controls. The Company has established and maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(h) Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act). Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses. The Company is in compliance in all material respects with all provisions currently in effect and applicable to the Company of the Sarbanes-Oxley Act of 2002, and all rules and regulations promulgated thereunder or implementing the provisions thereof.

(i) No Material Adverse Change. Except as disclosed in the SEC Documents, since September 30, 2013, the Company has not (i) experienced or suffered any Material Adverse Effect, (ii) incurred any material liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company’s business or (iii) declared, made or paid any dividend or distribution of any kind on its capital stock.

(j) No Undisclosed Events or Circumstances. Except as disclosed in the SEC Documents, and except for the consummation of the transactions contemplated herein, since September 30, 2013, to the Company’s knowledge, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(k) Litigation. No action, suit, proceeding or investigation is currently pending or, to the knowledge of the Company, has been threatened in writing against the Company that: (i) concerns or questions the validity of this Agreement; (ii) concerns or questions the right of the Company to enter into this Agreement; or (iii) is reasonably likely to have a Material Adverse Effect. The Company is neither a party to nor subject to the provisions of any material order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate that would have a Material Adverse Effect.

(l) Compliance. Except for defaults or violations which are not reasonably likely to have a Material Adverse Effect, the Company is not (i) in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws, applicable to its business.

(m) Intellectual Property

(a) To the best of its knowledge, the Company has entered into agreements with each of its current and former officers, employees and consultants involved in research and development work, including development of the Company’s products and technology providing the Company, to the extent permitted by law, with title and ownership to patents, patent applications, trade secrets and inventions conceived, developed, reduced to practice by such person, solely or jointly with other of such persons, during the period of employment by the Company except where the failure to have entered into such an agreement would not have a Material Adverse Effect. The Company is not aware that any of its employees or consultants is in material violation thereof.

(b) To the Company’s knowledge, the Company owns or possesses adequate rights to use all trademarks, service marks, trade names, domain names, copyrights, patents, patent applications, inventions, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), and other intellectual property rights (“Intellectual Property”) as are necessary for the conduct of its business as described in the SEC Documents. Except as described in the SEC Documents, (i) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property; (ii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others against the Company challenging the Company’s rights in or to any such Intellectual Property; (iii) the Intellectual Property owned by the Company and, to the knowledge of the Company, the Intellectual Property licensed to the Company has not been adjudged invalid or unenforceable by a court of competent jurisdiction or applicable government agency, in whole or in part, and there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; (iv) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others against the Company that the Company infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, and the Company has not received any written notice of such claim; and (v) to the Company’s knowledge, no employee of the Company is the subject of any claim or proceeding involving a violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or actions undertaken by the employee while employed with the Company, in each of (i) through (v), for any instances which would not, individually or in the aggregate, result in a Material Adverse Effect.

(n) FDA Compliance.

(a) Except as described in the SEC Documents, the Company: (i) is in material compliance with all statutes, rules or regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product that is under development, manufactured or distributed by the Company (“Applicable Laws”); (ii) has not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the U.S. Food and Drug Administration (the “FDA”) or any other federal, state, local or foreign governmental or regulatory authority alleging or asserting material noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”), which would not, individually or in the aggregate, result in a Material Adverse Effect; (iii) possesses all material Authorizations necessary for the operation of its business as described in the SEC Documents and such Authorizations are valid and in full force and effect and the Company is not in material violation of any term of any such Authorizations; and (iv) since January 1, 2012: (A) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from the FDA or any other federal, state, local or foreign governmental or regulatory authority or third party alleging that any product operation or activity is in material violation of any Applicable Laws or Authorizations and has no knowledge that the FDA or any other federal, state, local or foreign governmental or regulatory authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (B) has not received notice that the FDA or any other federal, state, local or foreign governmental or regulatory authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any material Authorizations and has no knowledge that the FDA or any other federal, state, local or foreign governmental or regulatory authority is considering such action; (C) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were corrected or supplemented by a subsequent submission); and (D) has not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, post sale warning, “dear doctor” letter, or other notice or action relating to the alleged lack of safety or efficacy of any product or any alleged product defect or violation and, to the Company’s knowledge, no third party has initiated, conducted or intends to initiate any such notice or action.

(b) Since January 1, 2012, and except to the extent disclosed in the SEC Documents, the Company has not received any notices or correspondence from the FDA or any other federal, state, local or foreign governmental or regulatory authority requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company.

(o) General Healthcare Regulatory Compliance.

(a) As used in this subsection:

(i) “Governmental Entity” means any national, federal, state, county, municipal, local or foreign government, or any political subdivision, court, body, agency or regulatory authority thereof, and any Person exercising executive, legislative, judicial, regulatory, taxing or administrative functions of or pertaining to any of the foregoing.

(ii) “Law” means any federal, state, local, national or foreign law, statute, code, ordinance, rule, regulation, order, judgment, writ, stipulation, award, injunction, decree or arbitration award or finding.

(b) The Company has not committed any act, made any statement or failed to make any statement that would reasonably be expected to provide a basis for the FDA or any other Governmental Entity to invoke its policy with respect to “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, or similar policies, set forth in any applicable Laws. Neither the Company, nor, to the knowledge of the Company, any of its officers, key employees or agents has been convicted of any crime or engaged in any conduct that has resulted, or would reasonably be expected to result, in debarment under applicable Law, including, without limitation, 21 U.S.C. Section 335a. No claims, actions, proceedings or investigations that would reasonably be expected to result in such a material debarment or exclusion are pending, or to the knowledge of the Company, threatened, against the Company or any of its respective officers, employees or agents.

(c) Each of the Company and, to its knowledge, its directors, officers, employees, and agents (while acting in such capacity) is, and at all times has been, in material compliance with all health care Laws applicable to the Company or by which any of its properties, businesses, products or other assets is bound or affected, including, without limitation, the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), the Anti-Inducement Law (42 U.S.C. § 1320a-7a(a)(5)), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.), the exclusion laws (42 U.S.C. § 1320a-7), the Food Drug and Cosmetic Act (21 U.S.C. §§ 301 et seq.) (collectively, “Health Care Laws”). The Company has not received any notification, correspondence or any other written or oral communication from any Governmental Entity, including, without limitation, the FDA, the Centers for Medicare and Medicaid Services, and the Department of Health and Human Services Office of Inspector General, of potential or actual material non-compliance by, or liability of, the Company under any Health Care Laws.

(d) The Company is not a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any Governmental Entity.

(p) Application of Takeover Protections. The issuance of the Shares hereunder and the Purchasers’ ownership thereof is not prohibited by the business combination statutes of the state of Florida. The Company has not adopted any stockholder rights plan, “poison pill” or similar arrangement that would trigger any right, obligation or event as a result of the issuance of such Shares and the Purchasers’ ownership of such shares and there are no similar anti-takeover provisions under the Company’s charter documents.

(q) Listing and Maintenance Requirements. The Company is in compliance with the requirements of the NYSE MKT for continued trading of the Common Stock pursuant thereto. The issuance and sale of the shares hereunder does not contravene the rules and regulations of the NYSE MKT.

(r) No Manipulation of Stock. The Company has not taken, and has no plans to take, in violation of applicable law, any action outside the ordinary course of business designed to, or that might reasonably be expected to, cause or result in unlawful manipulation of the price of the Common Stock.

(s) Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(t) Filing of Registration Statement. The Company has prepared and filed, in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the published rules and regulations thereunder (the “Rules and Regulations”) adopted by the Securities and Exchange Commission (the “Commission”), a registration statement, including a prospectus, on Form S-3 (File No. 333-190609), which became effective as of August 26, 2013, relating to the securities of the Company as described therein and the offering thereof from time to time in accordance with Rule 415(a)(1)(x) of the Rules and Regulations, and such amendments thereof as may have been required to the date of this Agreement. The term “Registration Statement” as used in this Agreement means the aforementioned registration statement, or any part thereof for purposes of Section 11 of the Securities Act, at the time of effectiveness (the “Effective Time”) including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (ii) any information in the corresponding Base Prospectus (as defined below) or a prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act, to the extent such information is deemed pursuant to Rule 430A (“Rule 430A”), 430B (“Rule 430B”) or 430C (“Rule 430C”) under the Securities Act to be a part thereof at the Effective Time. For purposes of this Agreement, all references to the Registration Statement, the Base Prospectus, any Preliminary Prospectus (as defined below), the Prospectus (as defined below) or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). All references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Exchange Act that is deemed to be incorporated therein by reference therein.

(u) Effectiveness of Registration Statement. The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-3 under the Securities Act. The Registration Statement meets, and the offering and sale of the Securities by the Company as contemplated hereby complies with, the requirements of Rule 415 under the Securities Act (including, without limitation, Rule 415(a)(4) and (a)(5) of the Rules and Regulations). The Company has not received from the Commission any requests for additional or supplemental information. No stop order preventing or suspending use of the Registration Statement, any Preliminary Prospectus or the Prospectus or the effectiveness of the Registration Statement has been issued by the Commission, and no proceedings for such purpose pursuant to Section 8A of the Securities Act against the Company or related to the Offering have been instituted or are pending or, to the Company’s knowledge, are contemplated or threatened by the Commission, and any request received by the Company on the part of the Commission for additional information with respect thereto has been complied with.

(v) Conformity with the EDGAR filing. The Prospectus delivered by the Company to the Underwriters for use in connection with the sale of the Securities pursuant to this Agreement will be identical to the versions of the Prospectus transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

(w) Contents of Registration Statement. As of each Effective Time, the Registration Statement complied in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, provided that the Company makes no representation or warranty in this subsection (d) with respect to statements in or omissions from the Registration Statement in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriter or its representatives specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter’s Information (as defined in Section 8(b) hereof).

(x) Contents of Prospectus. The Prospectus, as of its date and as of the Delivery Date will comply in all material respects with the Rules and Regulations of the Securities Act and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that the Company makes no representation or warranty with respect to statements in or omissions from the Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriter or its representatives specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter’s Information.

(y) Incorporated Documents. Each of the documents incorporated or deemed to be incorporated by reference in the Registration Statement, at the time such document was filed with the Commission or at the time such document became effective, as applicable, complied, in all material respects, with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), was filed on a timely basis with the Commission and did not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(z) Disclosure Package. The Disclosure Package, as of the Time of Sale, did not, and at the Delivery Date will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representations or warranties in this subsection (g) with respect to statements in or omissions from the Disclosure Package in reliance upon, and in conformity with, written information furnished to the Company through the Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter’s Information.

(aa) Distributed Materials; Conflict with Registration Statement. Other than the Base Prospectus, any Preliminary Prospectus and the Prospectus, the Company has not made, used, authorized, approved or referred to and will not make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Securities other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) any written communications approved in advance by the Underwriter.

(bb) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, if any, conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied or will comply with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. Each Issuer Free Writing Prospectus, if any, when considered together with the Disclosure Package, as of its issue date and at all subsequent times through the completion of the Prospectus Delivery Period did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Statutory Prospectus or the Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified, or include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading; provided that the Company makes no representation or warranty with respect to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriter or its representatives specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter’s Information. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the Offering of the Securities as in the reasonable opinion of counsel for the Underwriter a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by the Underwriters or any Selected Dealers (as defined below).

(cc) Not an Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and (ii) at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act (“Rule 405”).

3. Offering of Shares by the Underwriter. The Underwriter proposes to offer the Shares for sale to the public upon the terms and conditions to be set forth in the Prospectus.

4. Delivery of the Securities. Delivery of and payment for the Shares shall be made at 10:00 A.M., New York City time, on the third (3rd) full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Underwriter and the Company. This date and time are sometimes referred to herein as the “Delivery Date.” Delivery of the Shares shall be made to the Underwriter against payment by the Underwriter of the aggregate purchase price of the Shares being sold by the Company to or upon the order of the Company of the purchase price by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Underwriter hereunder. The Company shall deliver the Shares through the facilities of The Depository Trust Company (“DTC”) unless the Underwriter shall otherwise instruct.

5.	Certain Agreements of the Company. The Company agrees with the Underwriter that:

(a) Filing of Prospectuses. The Company has filed or will file each Statutory Prospectus and the Prospectus pursuant to and in accordance with Rule 424(b) (or, if applicable and consented to by the Underwriter, subparagraph (5)) not later than the second business day following the earlier of the date it is first used or the execution and delivery of this Agreement. The Company has complied and will comply with Rule 433.

(b) Filing of Amendments; Response to Commission Requests. The Company will promptly advise the Underwriter of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus at any time and will offer the Underwriter a reasonable opportunity to comment on any such amendment or supplement; and the Company will also advise the Underwriter promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its commercially reasonable efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Securities Act by the Underwriter or dealers, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act, the Company will promptly notify the Underwriter of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriter and the dealers and any other dealers upon request of the Underwriter, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Underwriter’ consent to, nor the Underwriter’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d) Rule 158. As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its security holders an earnings statement (which need not be audited) covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Securities Act and Rule 158.

(e) Furnishing of Prospectuses. The Company will furnish to the Underwriter copies of the Registration Statement, including all exhibits, any Statutory Prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriter reasonably request. The Company will pay the expenses of printing and distributing to the Underwriter all such documents.

(f) Blue Sky Qualifications. The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Underwriter designate and will continue such qualifications in effect so long as required for the distribution; provided that such obligation to qualify the Securities for sale shall not include the obligation to register the Securities in any such jurisdiction in the event that counsel for the Company reasonably determines that such registration is not required pursuant to Section 18 of the Securities Act; and provided further that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified, to register or qualify as a dealer in securities or to take any action that would subject it to service of process in any jurisdiction, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g) Reporting Requirements. For so long as the Securities remain outstanding, the Company will furnish to the Underwriter as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Underwriter (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Underwriter may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is filing reports with the Commission on EDGAR, it is not required to furnish such reports or statements to the Underwriter.

(h) Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including but not limited to any filing fees and other expenses incurred in connection with qualification of the Securities for sale under the laws of such jurisdictions as the Underwriter designate and the preparation and printing of memoranda relating thereto, any fees charged by investment rating agencies for the rating of the Securities, costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company including the chartering of airplanes, expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriter and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors, all fees and expenses incurred in connection with any filing for the review of the Offering by FINRA, and all fees and disbursements of counsel for the Underwriter in connection with the Offering up to $50,000 in the aggregate.

(i) Use of Proceeds. The Company will use the net proceeds received in connection with this Offering in the manner described in the “Use of Proceeds” section of the Registration Statement, Disclosure Package and the Prospectus and, except as disclosed in the Disclosure Package and the Prospectus, the Company does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of the Underwriter.

(j) Absence of Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

(k) Restriction on Sale of Securities. The Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to the Common Stock or any other substantially similar series of preferred stock of the Company, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Underwriter for a period beginning on the date hereof and ending on the final Delivery Date.

(l) NYSE MKT Listing. The Company will use its commercially reasonable efforts to secure and maintain the listing of the Common Stock and maintain the listing of the Common Stock on the NYSE MKT.

6. Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Underwriter, and the Underwriter represent and agree that, unless they obtain the prior consent of the Company and the Underwriter, they have not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule

405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

7. Conditions of the Obligations of the Underwriter. The obligations of the Underwriter hereunder will be subject to the accuracy of the representations and warranties of the Company herein (as though made on the Delivery Date), to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) Accountants’ Comfort Letters.

(i) On the date hereof, the Underwriter shall have received a letter dated the date hereof (the “Comfort Letter”), addressed to the Underwriter and in form and substance reasonably satisfactory to the Underwriter and its counsel, from the Auditors (i) confirming that it is an independent public accountant with respect to the Company within the meaning of the Securities Act and the Rules and Regulations, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Disclosure Package, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to Underwriter, delivered according to Statement of Auditing Standards No. 72 and Statement of Auditing Standard No. 100 (or successor bulletins), in connection with registered public offerings.

(ii) At the Delivery Date, the Underwriter shall have received from the Auditors a letter (the “Bring-Down Letter”), dated as of the Delivery Date, addressed to the Underwriter and in form and substance reasonably satisfactory to the Underwriter and its counsel, (i) confirming that it is an independent public accountant with respect to the Company within the meaning of the Securities Act and the Rules and Regulations, (ii) stating, as of the date of the Bring-Down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Disclosure Package and the Prospectus, as of a date not more than three days prior to the date of the Bring-Down Letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the Comfort Letter, and (iii) confirming in all material respects the conclusions and findings set forth in the Comfort Letter.

(b) Filing of Prospectus. The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof.

(c) No Stop Orders. Prior to the Delivery Date: (i) no stop order suspending the effectiveness of the Registration Statement or any part thereof, preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or any part thereof shall have been issued under the Securities Act, and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the Commission, (ii) no order suspending the qualification or registration of the Securities under the securities or blue sky laws of any jurisdiction shall be in effect and (iii) all requests for additional information on the part of the Commission (to be included or incorporated by reference in the Registration Statement, the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Underwriter. On or prior to the Delivery Date, the Registration Statement or any amendment thereof or supplement thereto shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and neither the Disclosure Package, nor any Issuer Free Writing Prospectus nor the Prospectus nor any amendment thereof or supplement thereto shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(d) Action Preventing Issuance. No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would prevent the issuance or sale of the Securities or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Securities or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company.

(e) No Material Adverse Change. Subsequent to September 30, 2013, except as set forth in the SEC Documents the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package, (i) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Disclosure Package, (ii) there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or the conversion of convertible indebtedness), or material change in the short-term debt or long-term debt of the Company or any material adverse change, in or affecting the business, assets, general affairs, management, financial position, stockholders’ equity or results of operations of the Company, otherwise than as set forth in the Disclosure Package, the effect of which, in any such case described in clause (i) or (ii) of this subsection (e), is, in the reasonable judgment of the Underwriter, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities, on the terms and in the manner contemplated in the Disclosure Package.

(f) Representations and Warranties. Each of the representations and warranties of the Company contained herein shall be true and correct when made on and as of the Delivery Date, as if made on such date (except that (i) those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date and (ii) those representations and warranties which are, by their express terms, qualified by materiality, Material Adverse Effect, shall be true and correct as so qualified), and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Delivery Date shall have been duly performed, fulfilled or complied with in all material respects.

(g) Opinion of Counsel for Company. The Underwriter shall have received from Shumaker, Loop & Kendrick, LLP (“Shumaker”) , a Limited Liability Partnership, counsel to the Company, such counsel’s written opinion, addressed to the Underwriter and dated as of the Delivery Date, in form and substance reasonably satisfactory to the Underwriter and its counsel, substantially in the form of Exhibit A hereto. Such counsel to the Company shall also have furnished to the Underwriter a written statement (“Negative Assurances”), addressed to the Underwriter and dated the Delivery Date, in form and substance reasonably satisfactory to the Underwriter and its counsel, substantially in the form of Exhibit B hereto.

(h) FINRA. FINRA shall have raised no objection to the fairness and reasonableness of the terms and arrangements between the Company and the Underwriter pursuant to this Agreement.

(i) Officer’s Certificate. The Underwriter shall have received on the Delivery Date a certificate, addressed to the Underwriter and dated as of the Delivery Date, of the chief executive or chief operating officer and the chief financial officer or chief accounting officer of the Company to the effect that:

(i) each of the representations, warranties and agreements of the Company contained in this Agreement were true and correct when originally made and are true and correct as of the Delivery Date as if made on each such date (except that (i) those representations and warranties that address matters only as of a particular date remain true and correct as of each such date and (ii) those representations and warranties which are, by their express terms, qualified by materiality, Material Adverse Effect, shall be true and correct as so qualified); and the Company has, in all material respects, complied with all agreements and satisfied all the conditions on its part required under this Agreement to be performed or satisfied at or prior to the Delivery Date;

(ii) there has not been, subsequent to the date of the most recent audited financial statements included or incorporated by reference in the Disclosure Package, any Material Adverse Effect except as set forth in the Prospectus;

(iii) no stop order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Securities for offering or sale, nor suspending or preventing the use of the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued, and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall be pending or to their knowledge, threatened by the Commission or any state or regulatory body;

(iv) the Registration Statement and each amendment thereto, as of the date of this Agreement and as of the Delivery Date did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Disclosure Package, as of the Delivery Date, any Issuer Free Writing Prospectus as of its date and as of the Delivery Date, the Prospectus and each amendment or supplement thereto, as of the respective date thereof and as of the Delivery Date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading; and

(v) no event has occurred as a result of which it is necessary to amend or supplement the Registration Statement, the Prospectus or the Disclosure Package in order to make the statements therein not untrue or misleading in any material respect, and in the case of the Prospectus and Disclosure Package, in the light of the circumstances in which they were made.

(j) NYSE MKT Listing. The Securities shall have been approved for listing on the NYSE MKT, subject only to official notice of issuance and the Common Stock shall be listed on the NYSE MKT.

(k) Additional Documents. The Company shall have furnished to the Underwriter such further information, certificates or documents as the Underwriter shall have reasonably requested.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.

8. Indemnification and Contribution.

(a) Indemnification of Underwriter and Selected Dealers. The Company will indemnify and hold harmless the Underwriter, Selected Dealers and their partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls the Underwriter or Selected Dealers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, (a) for any breach of the Company’s representations, warranties, covenants and agreements in this Agreement and (b) under the Securities Act, the Exchange Act, other federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and in the case of the Statutory Prospectus, the Prospectus or any Issuer Free Writing Prospectus, in light of the circumstances in which they were made, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists of the information described as such in the last sentence of subsection (b) below.

(b) Indemnification of Company. The Underwriter will indemnify and hold harmless the Company and its directors and officers who sign a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which the Underwriter Indemnified Party may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Prospectus, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and in the case of the Statutory Prospectus, the Prospectus or any Issuer Free Writing Prospectus, in light of the circumstances in which they were made, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter or its representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not the Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by or on behalf of the Underwriter or its representatives consists of the following information (the “Underwriter’s Information”) in the Prospectus furnished on behalf of each Underwriter: Paragraphs 9 and 10 under the caption “Underwriting.”

(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section 8(c) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel selected by the indemnifying party and reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8(c) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel) reasonably acceptable to the indemnifying party, and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party; provided, however, the indemnifying party shall not be responsible for paying the fees, costs and expenses for more than one separate counsel for all indemnified parties in any one jurisdiction. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) Contribution. If the indemnification provided for in this Section 8(d) is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses but after deducting underwriting discounts and commissions) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriter were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

9. Termination.

(a) The Underwriter shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time in writing at or prior to the Delivery Date, without liability on the part of the Underwriter to the Company, if (i) prior to delivery and payment for any Securities (A) trading in securities generally shall have been suspended on or by the NYSE, or the NYSE MKT LLC, (each, a “Trading Market”), (B) trading in any of the securities of the Company shall have been suspended on any exchange, in the over-the-counter market or by the Commission, (C) a general moratorium on commercial banking activities shall have been declared by federal or New York state authorities or a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States, (D) there shall have occurred any outbreak or material escalation of hostilities or acts of terrorism involving the United States or there shall have been a declaration by the United States of a national emergency or war, (E) there shall have occurred any other calamity or crisis or any material change in general economic, political or financial conditions in the United States, if the effect of any such event specified in clause (D) or (E), in the judgment of the Underwriter, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of such Securities at the applicable Delivery Date on the terms and in the manner contemplated by this Agreement, the Registration Statement, Disclosure Package and the Prospectus, (ii) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Disclosure Package or incorporated by reference therein, there has been any Material Adverse Effect, (iii) the Company shall have failed, refused or been unable to comply with the terms of or perform any agreement or obligation under this Agreement in any material respect, other than by reason of a default by the Underwriter, or (iv) any condition to the Underwriter’ obligations hereunder is not fulfilled in any material respect (except to the extent the Underwriter shall have waived such condition).

(b) If this Agreement is terminated in accordance with Section 9(a) or the purchase of the Securities pursuant to the terms of this Agreement is not consummated for any reason, the Company will reimburse the Underwriter for all reasonable documented out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred by them in connection with the offering of the Securities, pursuant to Section 5(h), and the Company will have no further obligation or liability hereunder except as set forth in Sections 8, and 9 hereof, and the Underwriter will have no further obligation or liability hereunder except as set forth in Section 8 hereof.

10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities.

11. Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing and if sent to the Underwriter, shall be mailed, delivered or telegraphed and confirmed to:

Griffin Securities, Inc.

17 State Street

New York, NY 10004

Attention: Chief Executive Officer (with a copy to General Counsel)

Facsimile No.: (212) 509-9501

and, if to the Company, shall be mailed, delivered or telegraphed and confirmed to:

Oragenics, Inc.

4902 Eisenhower Boulevard, Suite 125

Tampa, Florida 33634

Attention: Chief Financial Officer

Facsimile No.: (813) 286-7904

and

Shumaker, Loop & Kendrick, LLP

101 East Kennedy Boulevard, Suite 2800

Tampa, Florida 33602

Attention: Mark A. Catchur

Facsimile No.: (813) 229-1660

Any such statements, requests, notices or agreements shall be effective only upon receipt. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

14. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) No Other Relationship. The Underwriter has been retained solely to act as Underwriter in connection with the sale of Securities and that no fiduciary, advisory or agency relationship between the Company and the Underwriter has been created in respect of any of the transactions contemplated by this Agreement or the Prospectus, irrespective of whether the Underwriter have advised or are advising the Company on other matters;

(b) Arms’ Length Negotiations. The price of the Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Underwriter, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Company has been advised that the Underwriter and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriter has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriter shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

15. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

16. Submission to Jurisdiction. The Company and the Underwriter hereby submit to the non-exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and the Underwriter irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

17. Definitions.

“Base Prospectus” means the prospectus included in the Registration Statement at the Effective Time, including any documents incorporated therein by reference.

“Disclosure Package” means (i) the Statutory Prospectus and (ii) each Issuer Free Writing Prospectus, if any, filed or used by the Company on or before the Effective Time and listed on Schedule II hereto (other than a roadshow that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 of the Rules and Regulations), all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Rules and Regulations.

“Preliminary Prospectus” means any preliminary prospectus supplement, subject to completion, relating to the Securities, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act for use in connection with the offering and sale of the Securities, together with the Base Prospectus attached to or used with such preliminary prospectus supplement, including any documents incorporated therein by reference.

“Prospectus” means the final prospectus supplement, relating to the Securities, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on or before the second business day after the date hereof (or such earlier time as may be required under the Securities Act), in the form furnished by the Company to the Underwriter, for use in connection with the Offering that discloses the public offering price and other final terms of the Securities, together with the Base Prospectus attached to or used with such final prospectus supplement, including any documents incorporated therein by reference.

“Statutory Prospectus” means the Preliminary Prospectus, if any, and the Base Prospectus, each as amended and supplemented immediately prior to the Delivery Date, including any document incorporated by reference therein, and any prospectus supplement.

18. Entire Agreement. This Agreement supersedes that certain letter agreement between the Company and the Underwriter dated September 9, 2013 and constitutes the entire agreement between the parties with respect to the proposed Offering

[Remainder of page intentionally left blank.]

If the foregoing is in accordance with the Underwriter’s understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the Underwriter in accordance with its terms.

Very truly yours,

ORAGENICS, INC.

By:	/s/ John Bonfiglio
Name:	John Bonfiglio
Title:	Chief Executive Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

GRIFFIN SECURITIES, INC.

By:	/s/ Adrian Stecyk
Name:	Adrian Stecyk
Title:	Chief Executive Officer